UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 26, 2011 (May 20, 2011)
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (229) 226-9110
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07. Submission of Matters to a Vote by Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement.
     On May 20, 2011, Flowers Foods, Inc. (the “Company”) further amended and restated its credit agreement with the lenders party thereto from time to time, Deutsche Bank AG, New York Branch, as administrative agent, Bank of America, N.A., as syndication agent, and Cooperatieve Centrale Raiffeisen-Boerenleen Bank, B.A., “Rabobank International,” New York Branch, Branch Banking & Trust Company and Regions Bank, as co-documentation agents (the “New Facility”). The New Facility is a five-year, $500 million senior unsecured revolving loan facility with two, one-year extension options. The Company may request to increase its borrowings under the New Facility up to an aggregate of $700 million upon the satisfaction of certain conditions. Proceeds from the New Facility may be used for working capital and general corporate purposes, including capital expenditures, acquisition financing, refinancing of indebtedness, dividends and share repurchases. Interest is due quarterly in arrears on any outstanding borrowings at a customary Eurodollar rate or the base rate plus applicable margin. The underlying rate is defined as rates offered in the interbank Eurodollar market, or the higher of the prime lending rate or the federal funds rate plus 0.50%, with a floor rate on base rate loans defined by the one-month interbank Eurodollar market rate plus 1.00%. The applicable margin ranges from 0.30% to 1.25% for base rate loans and from 1.30% to 2.25% for Eurodollar loans. In addition, a facility fee ranging from 0.20% to 0.50% is due quarterly on all commitments under the credit facility. Both the interest margin and the facility fee are based on the Company’s leverage ratio.
     The New Facility includes customary events of default and customary restrictions, which, among other things, require maintenance of financial covenants and limit encumbrance of assets and creation of indebtedness. Restrictive financial covenants include such ratios as a minimum interest coverage ratio and a maximum leverage ratio. Upon the occurrence of an Event of Default (as defined in the New Facility), all amounts outstanding under the New Facility, including principal, accrued interest, facility fees and other fees may be accelerated and become immediately due and payable.
     As of May 19, 2011, there were no outstanding borrowings under the Company’s former credit facility. As of May 20, 2011, there were $160 million in outstanding borrowings under the New Facility.
     Also on May 20, 2011, the Company entered into an amendment (the “Term Loan Amendment”) to its credit agreement, dated August 1, 2008, with the lenders party thereto and Deutsche Bank AG, New York Branch, as administrative agent (the “Term Loan”). The purpose of the Term Loan Amendment is to conform the Term Loan to the terms of the New Facility.
     The Company has other relationships, including financial advisory and banking, with some parties to the New Facility and the Term Loan.
     The foregoing summaries of the New Facility and the Term Loan Amendment are not intended to be complete and are qualified in their entirety by reference to the full text of the New Facility and the Term Loan Amendment, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Report is incorporated into this Item by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Joseph L. Lanier, Jr., who served with distinction on the board of directors of the Company and its predecessor, Flowers Industries, Inc., for over 30 years, retired from the Board of Directors effective May 25, 2011 and did not stand for reelection at the 2011 Annual Meeting of Shareholders.

Item 5.07.	Submission of Matters to a Vote by Security Holders.
     The Company’s Annual Meeting of Shareholders was held on May 25, 2011 in Thomasville, Georgia for the following purposes and with the following voting results:
(1) To elect three nominees as directors of the Company to serve for a term of three years:

	For	Withheld	Broker-Non Votes
Class I Directors:
Benjamin H. Griswold, IV	74,368,254	224,442	10,019,871
Jackie M. Ward	73,144,143	1,448,553	10,019,871
C. Martin Wood III	74,380,499	212,197	10,019,871
(2) To hold an advisory vote on executive compensation:

For	69,836,375
Against	2,910,582
Abstain	1,845,739
Broker Non-Votes	10,019,871
(3) To hold an advisory vote on the frequency of the advisory vote on executive compensation:

One Year	66,051,212
Two Years	89,640
Three Years	6,612,249
Abstain	1,839,595
Broker Non-Votes	10,019,871
(4) To ratify the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending January 1, 2011:

For	84,358,064
Against	203,812
Abstain	50,691
With respect to Proposal 1, Director-nominees received a plurality of votes cast in the election of directors and were each elected to serve for a term of three years. Proposals 2 and 4 both received a majority of votes cast and therefore passed. With respect to Proposal 3, the option “one year” received the highest number of votes cast.
With respect to Proposal 3, the Board of Directors will submit an advisory vote on executive compensation each year until the next required advisory vote on the frequency of the advisory vote on executive compensation, which will occur no later than the Company’s Annual Meeting of Shareholders in 2017.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished as part of this Report:

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of May 20, 2011, by and among, Flowers Foods, Inc., the Lenders party thereto from time to time, Deutsche Bank AG, New York Branch, as administrative agent, Bank of America, N.A., as syndication agent, and Cooperatieve Centrale Raiffeisen-Boerenleen Bank, B.A., “Rabobank International,” New York Branch, Branch Banking & Trust Company and Regions Bank, as co-documentation agents.

10.2	First Amendment to the Credit Agreement, dated as of May 20, 2011, among Flowers Foods, Inc., the lenders party to the Credit Agreement and Deutsche Bank AG, New York Branch, as administrative agent.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief Financial Officer

Date: May 26, 2011

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Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of May 20, 2011, by and among, Flowers Foods, Inc., the Lenders party thereto from time to time, Deutsche Bank AG, New York Branch, as administrative agent, Bank of America, N.A., as syndication agent, and Cooperatieve Centrale Raiffeisen-Boerenleen Bank, B.A., “Rabobank International,” New York Branch, Branch Banking & Trust Company and Regions Bank, as co-documentation agents.

10.2	First Amendment to the Credit Agreement, dated as of May 20, 2011, among Flowers Foods, Inc., the lenders party to the Credit Agreement and Deutsche Bank AG, New York Branch, as administrative agent.

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